Exhibit 3.13

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “BOISE BUILDING SOLUTIONS DISTRIBUTION, L.L.C.”, CHANGING ITS NAME FROM “BOISE BUILDING SOLUTIONS DISTRIBUTION, L.L.C.” TO “BOISE CASCADE BUILDING MATERIALS DISTRIBUTION, L.L.C.”, FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF APRIL, A.D. 2010, AT 7:42 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE THIRD DAY OF MAY, A.D. 2010.

	[Seal]

		/s/ Jeffrey W. Bullock
		Jeffrey W. Bullock, Secretary of State
3847638 8100		AUTHENTICATION:	7961512

100438429		DATE:	04-29-10

You may verify this certificate online at
corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:46 PM 04/28/2010
FILED 07:42 PM 04/28/2010
SRV 100438429 - 3847638 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.                                       Name of Limited Liability Company:

Boise Building Solutions Distribution, L.L.C.

2.                                       The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the company shall be Boise Cascade Building Materials Distribution, L.L.C.

3.                                       The Effective date of this Certificate of Amendment shall be May 3, 2010.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of April, A.D. 2010.

By:	/s/ David G. Gadda
Authorized Person(s)

Name:	David G. Gadda Authorized Person
Print or Type